BofA Finance LLC $1,199,000

Variable Income
Auto-Callable Yield Notes

Fully and Unconditionally Guaranteed by Bank of America Corporation

Pricing Supplement

(To Prospectus dated December 8, 2025,

Series A Prospectus Supplement dated December 8, 2025 and

Product Supplement STOCK-1 dated December 8, 2025)

Filed Pursuant to Rule 424(b)(2)

Registration Statement Nos. 333-290665 and 333-290665-01

August 26, 2026

Linked to the Least Performing of the Class A Common Stock of Palantir Technologies Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

•The Variable Income Auto-Callable Yield Notes Linked to the Least Performing of the Class A Common Stock of Palantir Technologies Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc., due August 29, 2031 (the “Notes”) priced on August 26, 2026 and will issue on August 31, 2026.

•Approximate 5 year term if not called prior to maturity.

•Payments on the Notes will depend on the individual performance of the Class A common stock of Palantir Technologies Inc., the common stock of NVIDIA Corporation and the common stock of Tesla, Inc. (each an “Underlying Stock”).

•Assuming the Notes have not been called, a Coupon rate of 8.50% per annum (0.7084% per month) (the “Maximum Coupon Payment”) payable monthly if the Observation Value of each Underlying Stock on the applicable Observation Date is greater than or equal to 75% of its Starting Value; otherwise, a coupon rate of 0.25% per annum (0.0209% per month) (the “Minimum Coupon Payment”) payable monthly if the Observation Value of any Underlying Stock on the applicable Observation Date is less than 75% of its Starting Value.

•Beginning with the August 26, 2027 Call Observation Date, automatically callable monthly for an amount equal to the principal amount plus the applicable Coupon Payment if the Observation Value of each Underlying Stock is greater than or equal to 100.00% of its Starting Value on any Call Observation Date.

•Assuming the Notes are not called prior to maturity, at maturity you will receive the principal amount. At maturity you will also receive the applicable final Coupon Payment .

•All payments on the Notes are subject to the credit risk of BofA Finance LLC (“BofA Finance” or the “Issuer”), as issuer of the Notes, and Bank of America Corporation (“BAC” or the “Guarantor”), as guarantor of the Notes.

•The Notes will not be listed on any securities exchange.

•CUSIP No. 09712CL84.

The initial estimated value of the Notes as of the pricing date is $959.80 per $1,000.00 in principal amount of Notes, which is less than the public offering price listed below. The actual value of your Notes at any time will reflect many factors and cannot be predicted with accuracy. See “Risk Factors” beginning on page PS-11 of this pricing supplement and “Structuring the Notes” on page PS-19 of this pricing supplement for additional information.

There are important differences between the Notes and a conventional debt security. Potential purchasers of the Notes should consider the information in “Risk Factors” beginning on page PS-11 of this pricing supplement, page PS-4 of the accompanying product supplement, page S-7 of the accompanying prospectus supplement, and page 7 of the accompanying prospectus.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these securities or determined if this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price(1)	Underwriting Discount(1)(2)	Proceeds, before expenses, to BofA Finance(2)
Per Note	$1,000.00	$40.00	$960.00
Total	$1,199,000.00	$42,062.12	$1,156,937.88

(1)Certain dealers who purchase the Notes for sale to certain fee-based advisory accounts may forgo some or all of their selling concessions, fees or commissions. The public offering price for investors purchasing the Notes in these fee-based advisory accounts may be as low as $960.00 per $1,000.00 in principal amount of Notes.

(2)The underwriting discount per $1,000.00 in principal amount of Notes may be as high as $40.00, resulting in proceeds, before expenses, to BofA Finance of as low as $960.00 per $1,000.00 in principal amount of Notes. The total underwriting discount and proceeds, before expenses, to BofA Finance specified above reflect the aggregate of the underwriting discounts per $1,000.00 in principal amount of Notes.

The Notes and the related guarantee:

Are Not FDIC Insured	Are not Bank Guaranteed	May Lose Value

Selling Agent

Variable Income Auto-Callable Yield Notes Linked to the Least Performing of the Class A Common Stock of Palantir Technologies Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

Terms of the Notes

Issuer:	BofA Finance
Guarantor:	BAC
Denominations:	The Notes will be issued in minimum denominations of $1,000.00 and whole multiples of $1,000.00 in excess thereof.
Term:	Approximately 5 years, unless previously automatically called.
Underlying Stocks:

The Class A common stock of Palantir Technologies Inc. (Nasdaq Global Select Market symbol: “PLTR”), the common stock of NVIDIA Corporation (Nasdaq Global Select Market symbol: “NVDA”) and the common stock of Tesla, Inc. (Nasdaq Global Select Market symbol: “TSLA”).

Pricing Date:	August 26, 2026
Issue Date:	August 31, 2026
Valuation Date:	August 26, 2031, subject to postponement as described under “Description of the Notes—Certain Terms of the Notes—Events Relating to Observation Dates” in the accompanying product supplement.
Maturity Date:	August 29, 2031
Starting Value:	PLTR: $177.50 NVDA: $209.66 TSLA: $345.82
Observation Value:	With respect to each Underlying Stock, its Closing Market Price on the applicable Observation Date or Call Observation Date, as applicable, multiplied by its Price Multiplier.
Ending Value:	With respect to each Underlying Stock, its Observation Value on the Valuation Date.
Call Value:	PLTR: $177.50, which is 100.00% of its Starting Value. NVDA: $209.66, which is 100.00% of its Starting Value. TSLA: $345.82, which is 100.00% of its Starting Value.
Price Multiplier:

With respect to each Underlying Stock, 1, subject to adjustment for certain corporate events relating to that Underlying Stock as described in “Description of the Notes — Anti-Dilution Adjustments” beginning on page PS-20 of the accompanying product supplement.

Coupon Barrier:

PLTR: $133.13, which is 75.00% of its Starting Value (rounded to two decimal places).

NVDA: $157.25, which is 75.00% of its Starting Value (rounded to two decimal places).

TSLA: $259.37, which is 75.00% of its Starting Value (rounded to two decimal places).

Coupon Payment:

On each Coupon Payment Date, unless previously automatically called, the Notes will pay a monthly Coupon Payment determined as follows:

•If on the applicable monthly Observation Date, the Observation Value of each Underlying Stock is greater than or equal to its Coupon Barrier, we will pay the Maximum Coupon Payment on the applicable Coupon Payment Date (including the Maturity Date).

•If on the applicable monthly Observation Date, the Observation Value of any Underlying Stock is less than its Coupon Barrier, we will pay the Minimum Coupon Payment on the applicable Coupon Payment Date (including the Maturity Date).

Maximum Coupon Payment:	$7.084 per $1,000.00 in principal amount of Notes (equal to a rate of 0.7084% per month or 8.50% per annum)
VARIABLE INCOME AUTO-CALLABLE YIELD NOTES | PS-2

Variable Income Auto-Callable Yield Notes Linked to the Least Performing of the Class A Common Stock of Palantir Technologies Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

Minimum Coupon Payment:	$0.209 per $1,000.00 in principal amount of Notes (equal to a rate of 0.0209% per month or 0.25% per annum)
Automatic Call:

Beginning with the August 26, 2027 Call Observation Date, all (but not less than all) of the Notes will be automatically called if the Observation Value of each Underlying Stock is greater than or equal to its Call Value on any Call Observation Date. If the Notes are automatically called, the Early Redemption Amount will be paid on the applicable Call Payment Date. No further amounts will be payable following an Automatic Call.

Early Redemption Amount:	For each $1,000.00 in principal amount of Notes, $1,000.00, plus the applicable Coupon Payment.
Redemption Amount:

If the Notes have not been automatically called prior to maturity, the Redemption Amount per $1,000.00 in principal amount of Notes will be:

The Redemption Amount will also include the applicable final Coupon Payment

Observation Dates:	As set forth beginning on page PS-4
Coupon Payment Dates:	As set forth beginning on page PS-4
Call Observation Dates:	As set forth beginning on page PS-6
Call Payment Dates:	As set forth beginning on page PS-6. Each Call Payment Date is also a Contingent Payment Date.
Calculation Agent:	BofA Securities, Inc. (“BofAS”), an affiliate of BofA Finance.
Selling Agent:	BofAS
CUSIP:	09712CL84
Underlying Stock Return:	With respect to each Underlying Stock,
Least Performing Underlying Stock:	The Underlying Stock with the lowest Underlying Stock Return.
Events of Default and Acceleration:

If an Event of Default, as defined in the senior indenture relating to the Notes and in the section entitled “Description of Debt Securities of BofA Finance LLC—Events of Default and Rights of Acceleration” on page 51 of the accompanying prospectus, with respect to the Notes occurs and is continuing, the amount payable to a holder of the Notes upon any acceleration permitted under the senior indenture will be equal to the amount described under the caption “Redemption Amount” above, calculated as though the date of acceleration were the Maturity Date of the Notes and as though the Valuation Date were the third Trading Day prior to the date of acceleration. We will also determine the applicable final Coupon Payment payable based upon the prices of the Underlying Stocks on the deemed Valuation Date; any such applicable final Coupon Payment will be prorated by the calculation agent to reflect the length of the final coupon payment period. In case of a default in the payment of the Notes, whether at their maturity or upon acceleration, the Notes will not bear a default interest rate.

VARIABLE INCOME AUTO-CALLABLE YIELD NOTES | PS-3

Variable Income Auto-Callable Yield Notes Linked to the Least Performing of the Class A Common Stock of Palantir Technologies Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

Observation Dates, Coupon Payment Dates, Call Observation Dates and Call Payment Dates

Observation Dates*	Coupon Payment Dates
September 28, 2026	October 1, 2026
October 26, 2026	October 29, 2026
November 27, 2026	December 2, 2026
December 28, 2026	December 31, 2026
January 26, 2027	January 29, 2027
February 26, 2027	March 3, 2027
March 29, 2027	April 1, 2027
April 26, 2027	April 29, 2027
May 26, 2027	June 1, 2027
June 28, 2027	July 1, 2027
July 26, 2027	July 29, 2027
August 26, 2027	August 31, 2027
September 27, 2027	September 30, 2027
October 26, 2027	October 29, 2027
November 26, 2027	December 1, 2027
December 27, 2027	December 30, 2027
January 26, 2028	January 31, 2028
February 28, 2028	March 2, 2028
March 27, 2028	March 30, 2028
April 26, 2028	May 1, 2028
May 26, 2028	June 1, 2028
June 26, 2028	June 29, 2028
July 26, 2028	July 31, 2028
August 28, 2028	August 31, 2028
September 26, 2028	September 29, 2028
October 26, 2028	October 31, 2028
November 27, 2028	November 30, 2028
December 26, 2028	December 29, 2028
January 26, 2029	January 31, 2029
February 26, 2029	March 1, 2029
March 26, 2029	March 29, 2029
April 26, 2029	May 1, 2029
May 29, 2029	June 1, 2029
VARIABLE INCOME AUTO-CALLABLE YIELD NOTES | PS-4

Variable Income Auto-Callable Yield Notes Linked to the Least Performing of the Class A Common Stock of Palantir Technologies Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

Observation Dates*	Coupon Payment Dates
June 26, 2029	June 29, 2029
July 26, 2029	July 31, 2029
August 27, 2029	August 30, 2029
September 26, 2029	October 1, 2029
October 26, 2029	October 31, 2029
November 26, 2029	November 29, 2029
December 26, 2029	December 31, 2029
January 28, 2030	January 31, 2030
February 26, 2030	March 1, 2030
March 26, 2030	March 29, 2030
April 26, 2030	May 1, 2030
May 28, 2030	May 31, 2030
June 26, 2030	July 1, 2030
July 26, 2030	July 31, 2030
August 26, 2030	August 29, 2030
September 26, 2030	October 1, 2030
October 28, 2030	October 31, 2030
November 26, 2030	December 2, 2030
December 26, 2030	December 31, 2030
January 27, 2031	January 30, 2031
February 26, 2031	March 3, 2031
March 26, 2031	March 31, 2031
April 28, 2031	May 1, 2031
May 27, 2031	May 30, 2031
June 26, 2031	July 1, 2031
July 28, 2031	July 31, 2031
August 26, 2031 (the “Valuation Date”)	August 29, 2031 (the “Maturity Date”)

* The Observation Dates are subject to postponement as set forth in “Description of the Notes—Certain Terms of the Notes—Events Relating to Observation Dates” on page PS-18 of the accompanying product supplement.

VARIABLE INCOME AUTO-CALLABLE YIELD NOTES | PS-5

Variable Income Auto-Callable Yield Notes Linked to the Least Performing of the Class A Common Stock of Palantir Technologies Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

Call Observation Dates*	Call Payment Dates
August 26, 2027	August 31, 2027
September 27, 2027	September 30, 2027
October 26, 2027	October 29, 2027
November 26, 2027	December 1, 2027
December 27, 2027	December 30, 2027
January 26, 2028	January 31, 2028
February 28, 2028	March 2, 2028
March 27, 2028	March 30, 2028
April 26, 2028	May 1, 2028
May 26, 2028	June 1, 2028
June 26, 2028	June 29, 2028
July 26, 2028	July 31, 2028
August 28, 2028	August 31, 2028
September 26, 2028	September 29, 2028
October 26, 2028	October 31, 2028
November 27, 2028	November 30, 2028
December 26, 2028	December 29, 2028
January 26, 2029	January 31, 2029
February 26, 2029	March 1, 2029
March 26, 2029	March 29, 2029
April 26, 2029	May 1, 2029
May 29, 2029	June 1, 2029
June 26, 2029	June 29, 2029
July 26, 2029	July 31, 2029
August 27, 2029	August 30, 2029
September 26, 2029	October 1, 2029
October 26, 2029	October 31, 2029
November 26, 2029	November 29, 2029
December 26, 2029	December 31, 2029
January 28, 2030	January 31, 2030
February 26, 2030	March 1, 2030
March 26, 2030	March 29, 2030
April 26, 2030	May 1, 2030
May 28, 2030	May 31, 2030
June 26, 2030	July 1, 2030
VARIABLE INCOME AUTO-CALLABLE YIELD NOTES | PS-6

Variable Income Auto-Callable Yield Notes Linked to the Least Performing of the Class A Common Stock of Palantir Technologies Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

Call Observation Dates*	Call Payment Dates
July 26, 2030	July 31, 2030
August 26, 2030	August 29, 2030
September 26, 2030	October 1, 2030
October 28, 2030	October 31, 2030
November 26, 2030	December 2, 2030
December 26, 2030	December 31, 2030
January 27, 2031	January 30, 2031
February 26, 2031	March 3, 2031
March 26, 2031	March 31, 2031
April 28, 2031	May 1, 2031
May 27, 2031	May 30, 2031
June 26, 2031	July 1, 2031
July 28, 2031	July 31, 2031

* The Call Observation Dates are subject to postponement as set forth in “Description of the Notes—Certain Terms of the Notes—Events Relating to Observation Dates” on page PS-18 of the accompanying product supplement, with references to “Observation Dates” being read as references to “Call Observation Dates.”

Any payments on the Notes depend on the credit risk of BofA Finance, as Issuer, and BAC, as Guarantor, and on the performance of the Underlying Stocks. The economic terms of the Notes are based on BAC’s internal funding rate, which is the rate it would pay to borrow funds through the issuance of market-linked notes, and the economic terms of certain related hedging arrangements BAC’s affiliates enter into. BAC’s internal funding rate is typically lower than the rate it would pay when it issues conventional fixed or floating rate debt securities. This difference in funding rate, as well as the underwriting discount, if any, and the hedging related charges described below (see “Risk Factors” beginning on page PS-11), reduced the economic terms of the Notes to you and the initial estimated value of the Notes. Due to these factors, the public offering price you are paying to purchase the Notes is greater than the initial estimated value of the Notes as of the pricing date.

The initial estimated value of the Notes as of the pricing date is set forth on the cover page of this pricing supplement. For more information about the initial estimated value and the structuring of the Notes, see “Risk Factors” beginning on page PS-11 and “Structuring the Notes” on page PS-19.

VARIABLE INCOME AUTO-CALLABLE YIELD NOTES | PS-7

Variable Income Auto-Callable Yield Notes Linked to the Least Performing of the Class A Common Stock of Palantir Technologies Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

Coupon Payment and Redemption Amount Determination

On each Coupon Payment Date, if the Notes have not been previously called, you will receive a Coupon Payment per $1,000.00 in principal amount of Notes determined as follows:

Is the Observation Value of each Underlying Stock on the applicable Observation Date greater than or equal to its Coupon Barrier?

On the applicable Coupon Payment Date, you will receive: The Maximum Coupon Payment	On the applicable Coupon Payment Date, you will receive: The Minimum Coupon Payment

Assuming the Notes have not been automatically called, on the Maturity Date, the cash payment per $1,000.00 in principal amount of Notes will be:

$1,000.00 The Redemption Amount will also include the applicable final Coupon Payment.

All payments described above are subject to the credit risk of BofA Finance, as Issuer, and BAC, as Guarantor.

VARIABLE INCOME AUTO-CALLABLE YIELD NOTES | PS-8

Variable Income Auto-Callable Yield Notes Linked to the Least Performing of the Class A Common Stock of Palantir Technologies Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

Hypothetical Payout Profile and Examples of Payments on the Notes

Variable Income Auto-Callable Yield Notes Table

The following examples and table are for purposes of illustration only. They are based on hypothetical values and shows hypothetical returns on the Notes. The examples and table illustrate payments on the Notes based on a hypothetical Starting Value of 100 for each Underlying Stock, a hypothetical Coupon Barrier of 75 for each Underlying Stock, a hypothetical Call Value of 100 for each Underlying Stock, the Maximum Coupon Payment of $7.084 per $1,000.00 in principal amount of Notes if the Observation Value of each Underlying Stock is greater than or equal to its Coupon Barrier, the Minimum Coupon Payment of $0.209 per $1,000.00 in principal amount of Notes if the Observation Value of any Underlying Stock is less than its Coupon Barrier and a range of hypothetical Observation Values and Ending Values of the Underlying Stocks. The actual amount you receive and the resulting return will depend on the actual Starting Values, Coupon Barriers, Call Values, Observation Values and Ending Values of the Underlying Stocks, whether the Notes are automatically called prior to maturity, and whether you hold the Notes to maturity. The following examples do not take into account any tax consequences from investing in the Notes.

For recent actual values of the Underlying Stocks, see “The Underlying Stocks” section below. The Ending Value of each Underlying Stock will not include any income generated by dividends or other distributions paid with respect to shares of that Underlying Stock. In addition, all payments on the Notes are subject to Issuer and Guarantor credit risk.

Hypothetical Coupon Payments Prior to Maturity

	Hypothetical Observation Value of the Underlying Stocks on an Observation Date which is also a Call Observation Date	Hypothetical Coupon Payment per $1,000 in principal amount of Notes
Example 1	85.00 or higher	$7.084 (Maximum Coupon Payment is paid; Notes are not automatically called)
Example 2	50.00 or higher	$0.209 (Minimum Coupon Payment is paid; Notes are not automatically called)
Example 3	115.00 or higher	$7.084 (Maximum Coupon Payment is paid; Notes are automatically called)

In examples 1 and 3, the hypothetical Observation Value of each Underlying Stock on the applicable Observation Date which is also a Call Observation Date is greater than or equal to its Coupon Barrier, and as a result the Maximum Coupon Payment of $7.084 per $1,000.00 in principal amount of Notes would be paid on the related Coupon Payment Date. In example 2, the hypothetical Observation Value of an Underlying Stock on the applicable Observation Date which is also a Call Observation Date is less than its Coupon Barrier, and as a result the Minimum Coupon Payment of $0.209 per $1,000.00 in principal amount of Notes would be paid on the related Coupon Payment Date.

Because in each of example 1 and example 2 the Observation Value of an Underlying Stock on the applicable Observation Date which is also a Call Observation Date is less than its Call Value, the Notes would not be automatically called. However, in example 3, the hypothetical Observation Value of each Underlying Stock on the applicable Observation Date which is also a Call Observation Date is greater than or equal to its Call Value. As a result the Notes would be automatically called on the related Call Payment Date for an amount equal to the principal amount plus the applicable Coupon Payment of $7.084. No further amounts will be payable following an automatic call.

Hypothetical Payment at Maturity (if the Notes Are Not Called on Any Call Observation Date)

Ending Value of the Least Performing Underlying Stock	Underlying Stock Return of the Least Performing Underlying Stock	Redemption Amount per Note (including the applicable final Coupon Payment)	Return on the Notes(1)
160.00	60.00%	$1,007.084	0.7084%
150.00	50.00%	$1,007.084	0.7084%
140.00	40.00%	$1,007.084	0.7084%
130.00	30.00%	$1,007.084	0.7084%
120.00	20.00%	$1,007.084	0.7084%
110.00	10.00%	$1,007.084	0.7084%
VARIABLE INCOME AUTO-CALLABLE YIELD NOTES | PS-9

Variable Income Auto-Callable Yield Notes Linked to the Least Performing of the Class A Common Stock of Palantir Technologies Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

105.00	5.00%	$1,007.084	0.7084%
102.00	2.00%	$1,007.084	0.7084%
100.00(2)	0.00%	$1,007.084	0.7084%
99.00	-1.00%	$1,007.084	0.7084%
90.00	-10.00%	$1,007.084	0.7084%
80.00	-20.00%	$1,007.084	0.7084%
75.00(3)	-25.00%	$1,007.084	0.7084%
74.99	-25.01%	$1,000.209	0.0209%
70.00	-30.00%	$1,000.209	0.0209%
60.00	-40.00%	$1,000.209	0.0209%
50.00	-50.00%	$1,000.209	0.0209%
0.00	-100.00%	$1,000.209	0.0209%

(1)	The “Return on the Notes” is calculated based on the Redemption Amount and applicable final Coupon Payment, not including any Coupon Payments paid prior to maturity.
(2)	The hypothetical Starting Value of 100 used in the table above has been chosen for illustrative purposes only. The actual Starting Value of each Underlying Stock is set forth on page PS-2 above.
(3)	This is the hypothetical Coupon Barrier of the Least Performing Underlying Stock.
VARIABLE INCOME AUTO-CALLABLE YIELD NOTES | PS-10

Variable Income Auto-Callable Yield Notes Linked to the Least Performing of the Class A Common Stock of Palantir Technologies Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

Risk Factors

Your investment in the Notes entails significant risks, many of which differ from those of a conventional debt security. Your decision to purchase the Notes should be made only after carefully considering the risks of an investment in the Notes, including those discussed below, with your advisors in light of your particular circumstances. The Notes are not an appropriate investment for you if you are not knowledgeable about significant elements of the Notes or financial matters in general. You should carefully review the more detailed explanation of risks relating to the Notes in the “Risk Factors” sections beginning on page PS-4 of the accompanying product supplement, page S-7 of the accompanying prospectus supplement and page 7 of the accompanying prospectus, each as identified on page PS-22 below.

Structure-related Risks

•Your return on the Notes is limited to the return represented by the Coupon Payments over the term of the Notes. Your return on the Notes is limited to the Coupon Payments paid over the term of the Notes, regardless of the extent to which the Observation Value or Ending Value of any Underlying Stock exceeds its Coupon Barrier or Starting Value, as applicable. Similarly, the amount payable at maturity or upon an Automatic Call will never exceed the sum of the principal amount and the applicable Coupon Payment, regardless of the extent to which the Observation Value or Ending Value of any Underlying Stock exceeds its Starting Value. In contrast, a direct investment in the Underlying Stocks would allow you to receive the benefit of any appreciation in their prices. Any return on the Notes will not reflect the return you would realize if you actually owned shares of an Underlying Stock and received the dividends paid or distributions made on them.

•The Notes are subject to a potential Automatic Call, which would limit your ability to receive the Coupon Payments over the full term of the Notes. The Notes are subject to a potential Automatic Call. Beginning with the August 26, 2027 Call Observation Date, the Notes will be automatically called if, on any Call Observation Date, the Observation Value of each Underlying Stock is greater than or equal to its Call Value. If the Notes are automatically called prior to the Maturity Date, you will be entitled to receive the Early Redemption Amount on the applicable Call Payment Date, and no further amounts will be payable on the Notes. In this case, you will lose the opportunity to continue to receive Coupon Payments after the date of the Automatic Call. If the Notes are called prior to the Maturity Date, you may be unable to invest in other securities with a similar level of risk that could provide a return that is similar to the Notes.

•You may only receive the Minimum Coupon Payments. The Notes do not provide for any regular fixed coupon payments and may only pay a Minimum Coupon Payment on the applicable Coupon Payment Date or Maturity Date. Investors in the Notes will not necessarily receive any Maximum Coupon Payments over the term of the Notes. If the Observation Value of any Underlying Stock is less than its Coupon Barrier on an Observation Date, you will only receive the Minimum Coupon Payment applicable to that Observation Date. If the Observation Value of any Underlying Stock is less than its Coupon Barrier on all the Observation Dates during the term of the Notes, you will not receive any Maximum Coupon Payments during the term of the Notes.

•Your return on the Notes may be less than the yield on a conventional debt security of comparable maturity. Any return that you receive on the Notes may be less than the return you would earn if you purchased a conventional debt security with the same Maturity Date. As a result, your investment in the Notes may not reflect the full opportunity cost to you when you consider factors, such as inflation, that affect the time value of money. In addition, if interest rates increase during the term of the Notes, the Coupon Payment may be less than the yield on a conventional debt security of comparable maturity.

•The Minimum Coupon Payment, Maximum Coupon Payment, Early Redemption Amount or Redemption Amount, as applicable, will not reflect changes in the prices of the Underlying Stocks other than on the Observation Dates or Call Observation Dates, as applicable. The prices of the Underlying Stocks during the term of the Notes other than on the Observation Dates or Call Observation Dates, as applicable, will not affect payments on the Notes. Notwithstanding the foregoing, investors should generally be aware of the performance of the Underlying Stocks while holding the Notes, as the performance of the Underlying Stocks may influence the market value of the Notes. The calculation agent will determine the applicable Coupon Payment payable and will calculate the Early Redemption Amount or the Redemption Amount, as applicable, by comparing only the Starting Value, the Coupon Barrier or the Call Value, as applicable, to the Observation Value or the Ending Value for each Underlying Stock. No other prices of the Underlying Stocks will be taken into account.

•Because the Notes are linked to the least performing (and not the average performance) of the Underlying Stocks, you may not receive any positive return on the Notes beyond the Minimum Coupon Payments. Your Notes are linked to the least performing of the Underlying Stocks, and a change in the price of one Underlying Stock may not correlate with changes in the prices of the other Underlying Stocks. The Notes are not linked to a basket composed of the Underlying Stocks, where the depreciation in the price of one Underlying Stock could be offset to some extent by the appreciation in the prices of the other Underlying Stocks. In the case of the Notes, the individual performance of each Underlying Stock would not be combined, and the depreciation in the price of one Underlying Stock would not be offset by any appreciation in the prices of the other Underlying Stocks. Even if the Observation Value of an Underlying Stock is at or above its Coupon Barrier on an Observation Date, you will only receive the Minimum Coupon Payment with respect to that Observation Date if the Observation Value of another Underlying Stock is below its Coupon Barrier on that day.

•Any payments on the Notes are subject to our credit risk and the credit risk of the Guarantor, and any actual or perceived changes in our or the Guarantor’s creditworthiness are expected to affect the value of, or any amounts payable on, the Notes. The Notes are our unsecured senior debt securities. Any payment on the Notes will be fully and unconditionally guaranteed by the Guarantor. The Notes are not guaranteed by any entity other than the Guarantor. As a result, your receipt of any payments on the Notes

VARIABLE INCOME AUTO-CALLABLE YIELD NOTES | PS-11

Variable Income Auto-Callable Yield Notes Linked to the Least Performing of the Class A Common Stock of Palantir Technologies Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

will be dependent upon our ability and the ability of the Guarantor to repay our respective obligations under the Notes on the applicable payment date, regardless of the performance of the Underlying Stocks. No assurance can be given as to what our financial condition or the financial condition of the Guarantor will be at any time after the pricing date of the Notes. If we and the Guarantor become unable to meet our respective financial obligations as they become due, you may not receive the amount(s) payable under the terms of the Notes.

In addition, our credit ratings and the credit ratings of the Guarantor are assessments by ratings agencies of our respective abilities to pay our obligations. Consequently, our or the Guarantor’s perceived creditworthiness and actual or anticipated decreases in our or the Guarantor’s credit ratings or increases in the spread between the yield on our respective securities and the yield on U.S. Treasury securities (the “credit spread”) prior to the Maturity Date may adversely affect the market value of the Notes. However, because your return on the Notes depends upon factors in addition to our ability and the ability of the Guarantor to pay our respective obligations, such as the prices of the Underlying Stocks, an improvement in our or the Guarantor’s credit ratings will not reduce the other investment risks related to the Notes.

•We are a finance subsidiary and, as such, have no independent assets, operations, or revenues. We are a finance subsidiary of the Guarantor, have no operations other than those related to the issuance, administration and payment of our obligations under our debt securities that are guaranteed by the Guarantor, and are dependent upon the Guarantor and/or its other subsidiaries to meet our obligations under the Notes in the ordinary course. Therefore, our ability to make payments on the Notes may be limited.

Valuation and Market-related Risks

•The public offering price you are paying for the Notes exceeds their initial estimated value. The initial estimated value of the Notes that is provided on the cover page of this pricing supplement is an estimate only, determined as of the pricing date by reference to our and our affiliates’ pricing models. These pricing models consider certain assumptions and variables, including our credit spreads and those of the Guarantor, the Guarantor’s internal funding rate, mid-market terms on hedging transactions, expectations on interest rates, dividends and volatility, price-sensitivity analysis, and the expected term of the Notes. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. If you attempt to sell the Notes prior to maturity, their market value may be lower than the price you paid for them and lower than their initial estimated value. This is due to, among other things, changes in the prices of the Underlying Stocks, changes in the Guarantor’s internal funding rate, and the inclusion in the public offering price of the underwriting discount, if any, and the hedging related charges, all as further described in “Structuring the Notes” below. These factors, together with various credit, market and economic factors over the term of the Notes, are expected to reduce the price at which you may be able to sell the Notes in any secondary market and will affect the value of the Notes in complex and unpredictable ways.

•The initial estimated value does not represent a minimum or maximum price at which we, BAC, BofAS or any of our other affiliates would be willing to purchase your Notes in any secondary market (if any exists) at any time. The value of your Notes at any time after issuance will vary based on many factors that cannot be predicted with accuracy, including the performance of the Underlying Stocks, our and BAC’s creditworthiness and changes in market conditions.

•We cannot assure you that a trading market for your Notes will ever develop or be maintained. We will not list the Notes on any securities exchange. We cannot predict how the Notes will trade in any secondary market or whether that market will be liquid or illiquid.

Conflict-related Risks

•Trading and hedging activities by us, the Guarantor and any of our other affiliates, including BofAS, may create conflicts of interest with you and may adversely affect your return on the Notes and their market value. We, the Guarantor or one or more of our other affiliates, including BofAS, may buy or sell shares of the Underlying Stocks, or futures or options contracts or exchange traded instruments on the Underlying Stocks, or other listed or over-the-counter derivative instruments whose value is derived from the Underlying Stocks. We, the Guarantor or one or more of our other affiliates, including BofAS, may execute such purchases or sales for our own or their own accounts, for business reasons, or in connection with hedging our obligations under the Notes. These transactions may present a conflict of interest between your interest in the Notes and the interests we, the Guarantor and our other affiliates, including BofAS, may have in our or their proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management. These transactions may adversely affect the prices of the Underlying Stocks in a manner that could be adverse to your investment in the Notes. On or before the pricing date, any purchases or sales by us, the Guarantor or our other affiliates, including BofAS or others on our or their behalf (including those for the purpose of hedging some or all of our anticipated exposure in connection with the Notes), may have adversely affected the prices of the Underlying Stocks. Consequently, the prices of the Underlying Stocks may change subsequent to the pricing date, which may adversely affect the market value of the Notes.

We, the Guarantor or one or more of our other affiliates, including BofAS, also may have engaged in hedging activities that could have adversely affected the prices of the Underlying Stocks on the pricing date. In addition, these hedging activities, including the unwinding of a hedge, may decrease the market value of your Notes prior to maturity, and may adversely affect the amounts to be paid on the Notes. We, the Guarantor or one or more of our other affiliates, including BofAS, may purchase or otherwise acquire a long or short position in the Notes or the Underlying Stocks and may hold or resell the Notes or the Underlying Stocks. For example, BofAS may enter into these transactions in connection with any market making activities in which it engages. We cannot assure you that these activities will not

VARIABLE INCOME AUTO-CALLABLE YIELD NOTES | PS-12

Variable Income Auto-Callable Yield Notes Linked to the Least Performing of the Class A Common Stock of Palantir Technologies Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

adversely affect the prices of the Underlying Stocks, the market value of your Notes prior to maturity or the amounts payable, if any, on the Notes.

•There may be potential conflicts of interest involving the calculation agent, which is an affiliate of ours. We have the right to appoint and remove the calculation agent. One of our affiliates will be the calculation agent for the Notes and, as such, will make a variety of determinations relating to the Notes, including the amounts that will be paid on the Notes. Under some circumstances, these duties could result in a conflict of interest between its status as our affiliate and its responsibilities as calculation agent.

Underlying Stock-related Risks

•The terms of the Notes will not be adjusted for all corporate events that could affect an issuer of an Underlying Stock. The Price Multiplier of an Underlying Stock, the determination of the payments on the Notes, and other terms of the Notes may be adjusted for the specified corporate events affecting the Underlying Stock, as described in the section entitled “Description of the Notes—Anti-Dilution Adjustments” beginning on page PS-20 of the accompanying product supplement. However, these adjustments do not cover all corporate events that could affect the market price of an Underlying Stock, such as offerings of common shares for cash or in connection with certain acquisition transactions. The occurrence of any event that does not require the calculation agent to adjust the applicable Price Multiplier or the amounts that may be paid on the Notes at maturity may adversely affect the price of an Underlying Stock, and, as a result, the market value of the Notes.

Tax-related Risks

•The U.S. federal income tax consequences of an investment in the Notes are uncertain. However, it would be reasonable to treat your Notes as variable rate debt instruments for U.S. federal income tax purposes. The U.S. federal income tax consequences of an investment in the Notes are not certain. Under the terms of the Notes, you will have agreed with us to treat the Notes as variable rate debt instruments, as described below under “U.S. Federal Income Tax Summary.” If you are a secondary purchaser of the Notes, the tax consequences to you may be different. No ruling will be requested from the Internal Revenue Service (the “IRS”) with respect to the Notes and no assurance can be given that the IRS will agree with the statements made in the section entitled “U.S. Federal Income Tax Summary.” You are urged to consult with your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the Notes.

VARIABLE INCOME AUTO-CALLABLE YIELD NOTES | PS-13

Variable Income Auto-Callable Yield Notes Linked to the Least Performing of the Class A Common Stock of Palantir Technologies Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

The Underlying Stocks

We have derived the following information on each Underlying Stock and each company issuing an Underlying Stock (each, an “Underlying Company” and, together, the “Underlying Companies”) from publicly available documents. Because each Underlying Stock is registered under the Securities Exchange Act of 1934, the Underlying Companies are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC by the Underlying Companies can be located through the SEC’s web site at sec.gov by reference to the applicable CIK number set forth below.

This document relates only to the offering of the Notes and does not relate to any offering of Underlying Stock or any other securities of the Underlying Companies. None of us, the Guarantor, BofAS or any of our other affiliates has made any due diligence inquiry with respect to the Underlying Companies in connection with the offering of the Notes. None of us, the Guarantor, BofAS or any of our other affiliates has independently verified the accuracy or completeness of the publicly available documents or any other publicly available information regarding the Underlying Companies and hence makes no representation regarding the same. Furthermore, there can be no assurance that all events occurring prior to the date of this document, including events that would affect the accuracy or completeness of these publicly available documents that could affect the trading price of the Underlying Stocks, have been or will be publicly disclosed. Subsequent disclosure of any events or the disclosure of or failure to disclose material future events concerning an Underlying Company could affect the price of the applicable Underlying Stock and therefore could affect your return on the Notes. The selection of the Underlying Stocks is not a recommendation to buy or sell the Underlying Stocks.

Class A Common Stock of Palantir Technologies Inc.

Palantir Technologies Inc. provides software solutions. The company offers platforms for integrating, managing, and securing data that helps in interactive human-driven, machine-assisted analysis. The company serves customers worldwide. This Underlying Stock trades on the Nasdaq Global Select Market under the symbol “PLTR”. The company’s CIK number is 0001321655.

Historical Performance of PLTR

The following graph sets forth the daily historical performance of PLTR in the period from January 2, 2021 through the pricing date. PLTR began trading on the Nasdaq Global Select Market on November 26, 2024. Prior to November 26, 2024, PLTR was listed on the New York Stock Exchange. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. The Closing Market Prices reflected in the graph below may have been adjusted to reflect certain corporate actions, such as stock splits and reverse stock splits. On the pricing date, the Closing Market Price of PLTR was $177.50.

This historical data on PLTR is not necessarily indicative of the future performance of PLTR or what the value of the Notes may be. Any historical upward or downward trend in the Closing Market Price of PLTR during any period set forth above is not an indication that the Closing Market Price of PLTR is more or less likely to increase or decrease at any time over the term of the Notes.

Before investing in the Notes, you should consult publicly available sources for the Closing Market Prices and trading pattern of PLTR.

VARIABLE INCOME AUTO-CALLABLE YIELD NOTES | PS-14

Variable Income Auto-Callable Yield Notes Linked to the Least Performing of the Class A Common Stock of Palantir Technologies Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

Common Stock of NVIDIA Corporation

NVIDIA Corporation operates as a tech company. The company develops a platform for scientific computing, AI, data science, autonomous vehicles, robotics, metaverse, and 3D internet applications, as well as focuses on PC graphics. The company serves clients worldwide. This Underlying Stock trades on the Nasdaq Global Select Market under the symbol "NVDA". The company's CIK number is 0001045810.

Historical Performance of NVDA

The following graph sets forth the daily historical performance of NVDA in the period from January 2, 2021 through the pricing date. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. The Closing Market Prices reflected in the graph below may have been adjusted to reflect certain corporate actions, such as stock splits and reverse stock splits. On the pricing date, the Closing Market Price of NVDA was $209.66.

This historical data on NVDA is not necessarily indicative of the future performance of NVDA or what the value of the Notes may be. Any historical upward or downward trend in the Closing Market Price of NVDA during any period set forth above is not an indication that the Closing Market Price of NVDA is more or less likely to increase or decrease at any time over the term of the Notes.

Before investing in the Notes, you should consult publicly available sources for the Closing Market Prices and trading pattern of NVDA.

VARIABLE INCOME AUTO-CALLABLE YIELD NOTES | PS-15

Variable Income Auto-Callable Yield Notes Linked to the Least Performing of the Class A Common Stock of Palantir Technologies Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

Common Stock of Tesla, Inc.

Tesla, Inc. operates as a multinational automotive and clean energy company. The company designs and manufactures electric vehicles, battery energy storage from home to grid-scale, solar panels and solar roof tiles, and related products and services. The company owns its sales and service network and sells electric powertrain components to other automobile manufacturers. This Underlying Stock trades on the Nasdaq Global Select Market under the symbol "TSLA". The company's CIK number is 0001318605.

Historical Performance of TSLA

The following graph sets forth the daily historical performance of TSLA in the period from January 2, 2021 through the pricing date. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. The Closing Market Prices reflected in the graph below may have been adjusted to reflect certain corporate actions, such as stock splits and reverse stock splits. On the pricing date, the Closing Market Price of TSLA was $345.82.

This historical data on TSLA is not necessarily indicative of the future performance of TSLA or what the value of the Notes may be. Any historical upward or downward trend in the Closing Market Price of TSLA during any period set forth above is not an indication that the Closing Market Price of TSLA is more or less likely to increase or decrease at any time over the term of the Notes.

Before investing in the Notes, you should consult publicly available sources for the Closing Market Prices and trading pattern of TSLA.

VARIABLE INCOME AUTO-CALLABLE YIELD NOTES | PS-16

Variable Income Auto-Callable Yield Notes Linked to the Least Performing of the Class A Common Stock of Palantir Technologies Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

Supplement to the Plan of Distribution; Role of BofAS and Conflicts of Interest

BofAS, a broker-dealer affiliate of ours, is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and will participate as selling agent in the distribution of the Notes. Accordingly, the offering of the Notes will conform to the requirements of FINRA Rule 5121. BofAS may not make sales in this offering to any of its discretionary accounts without the prior written approval of the account holder.

We will deliver the Notes against payment therefor in New York, New York on a date that is greater than one business day following the pricing date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes more than one business day prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

Under our distribution agreement with BofAS, BofAS will purchase the Notes from us as principal at the public offering price indicated on the cover of this pricing supplement, less the indicated underwriting discount, if any. BofAS will sell the Notes to other broker-dealers that will participate in the offering and that are not affiliated with us, at an agreed discount to the principal amount. Each of those broker-dealers may sell the Notes to one or more additional broker-dealers. BofAS has informed us that these discounts may vary from dealer to dealer and that not all dealers will purchase or repurchase the Notes at the same discount. Certain dealers who purchase the Notes for sale to certain fee-based advisory accounts may forgo some or all of their selling concessions, fees or commissions. The public offering price for investors purchasing the Notes in these fee-based advisory accounts may be as low as $960.00 per $1,000.00 in principal amount of Notes.

BofAS and any of our other broker-dealer affiliates may use this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for offers and sales in secondary market transactions and market-making transactions in the Notes. However, they are not obligated to engage in such secondary market transactions and/or market-making transactions. These broker-dealer affiliates may act as principal or agent in these transactions, and any such sales will be made at prices related to prevailing market conditions at the time of the sale.

At BofAS’s discretion, for a short, undetermined initial period after the issuance of the Notes, BofAS may offer to buy the Notes in the secondary market at a price that may exceed the initial estimated value of the Notes. Any price offered by BofAS for the Notes will be based on then-prevailing market conditions and other considerations, including the performance of the Underlying Stocks and the remaining term of the Notes. However, none of us, the Guarantor, BofAS or any of our other affiliates is obligated to purchase your Notes at any price or at any time, and we cannot assure you that any party will purchase your Notes at a price that equals or exceeds the initial estimated value of the Notes.

Any price that BofAS may pay to repurchase the Notes will depend upon then prevailing market conditions, the creditworthiness of us and the Guarantor, and transaction costs. At certain times, this price may be higher than or lower than the initial estimated value of the Notes.

European Economic Area and United Kingdom

None of this pricing supplement, the accompanying product supplement, the accompanying prospectus or the accompanying prospectus supplement is a prospectus for the purposes of the Prospectus Regulation (as defined below). This pricing supplement, the accompanying product supplement, the accompanying prospectus and the accompanying prospectus supplement have been prepared on the basis that any offer of Notes in any Member State of the European Economic Area (the “EEA”) or in the United Kingdom (each, a “Relevant State”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“Qualified Investors”). Accordingly any person making or intending to make an offer in that Relevant State of Notes which are the subject of the offering contemplated in this pricing supplement, the accompanying product supplement, the accompanying prospectus and the accompanying prospectus supplement may only do so with respect to Qualified Investors. Neither BofA Finance nor BAC has authorized, nor does it authorize, the making of any offer of Notes other than to Qualified Investors. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS – The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes: (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the Insurance Distribution Directive) where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

VARIABLE INCOME AUTO-CALLABLE YIELD NOTES | PS-17

Variable Income Auto-Callable Yield Notes Linked to the Least Performing of the Class A Common Stock of Palantir Technologies Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS – The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes: (a) a retail investor means a person who is neither: (i) a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom; nor (ii) a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (as may be amended from time to time); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the PRIIPs Regulation.

United Kingdom

The communication of this pricing supplement, the accompanying product supplement, the accompanying prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the Notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of Section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “Relevant Persons”). In the United Kingdom, the Notes offered hereby are only available to, and any investment or investment activity to which this pricing supplement, the accompanying product supplement, the accompanying prospectus supplement and the accompanying prospectus relates will be engaged in only with, Relevant Persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this pricing supplement, the accompanying product supplement, the accompanying prospectus supplement or the accompanying prospectus or any of their contents.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the Notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to BofA Finance, as Issuer, or BAC, as Guarantor.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the Notes in, from or otherwise involving the United Kingdom.

VARIABLE INCOME AUTO-CALLABLE YIELD NOTES | PS-18

Variable Income Auto-Callable Yield Notes Linked to the Least Performing of the Class A Common Stock of Palantir Technologies Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

Structuring the Notes

The Notes are our debt securities, the return on which is linked to the performance of the Underlying Stocks. The related guarantee is BAC’s obligation. As is the case for all of our and BAC’s respective debt securities, including our market-linked notes, the economic terms of the Notes reflect our and BAC’s actual or perceived creditworthiness at the time of pricing. In addition, because market-linked notes result in increased operational, funding and liability management costs to us and BAC, BAC typically borrows the funds under these types of notes at a rate, which we refer to in this pricing supplement as BAC’s internal funding rate, that is more favorable to BAC than the rate that it might pay for a conventional fixed or floating rate debt security. This generally relatively lower internal funding rate, which is reflected in the economic terms of the Notes, along with the fees and charges associated with market-linked notes, resulted in the initial estimated value of the Notes on the pricing date being less than their public offering price.

In order to meet our payment obligations on the Notes, at the time we issue the Notes, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) with BofAS or one of our other affiliates. The terms of these hedging arrangements are determined based upon terms provided by BofAS and its affiliates, and take into account a number of factors, including our and BAC’s creditworthiness, interest rate movements, the volatility of the Underlying Stocks, the tenor of the Notes and the hedging arrangements. The economic terms of the Notes and their initial estimated value depend in part on the terms of these hedging arrangements.

BofAS has advised us that the hedging arrangements will include hedging related charges, reflecting the costs associated with, and our affiliates’ profit earned from, these hedging arrangements. Since hedging entails risk and may be influenced by unpredictable market forces, actual profits or losses from these hedging transactions may be more or less than any expected amounts.

For further information, see “Risk Factors” beginning on page PS-4 and “Supplemental Use of Proceeds” on page PS-15 of the accompanying product supplement.

Validity of the Notes

In the opinion of Sidley Austin LLP, as counsel to BofA Finance and BAC, when the trustee has made the appropriate entries or notations on Schedule 1 to the master global note that represents the Notes (the “Master Note”) identifying the Notes offered hereby as supplemental obligations thereunder in accordance with the instructions of BofA Finance, and the Notes have been delivered against payment as contemplated herein, such Notes will be valid and binding obligations of BofA Finance, and the related guarantee will be a valid and binding obligation of BAC, in each case, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the Delaware Limited Liability Company Act, the Delaware General Corporation Law and the laws of the State of New York as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and due authentication of the Master Note and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated October 1, 2025 which has been filed as Exhibit 5.3 to the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on October 1, 2025.

VARIABLE INCOME AUTO-CALLABLE YIELD NOTES | PS-19

Variable Income Auto-Callable Yield Notes Linked to the Least Performing of the Class A Common Stock of Palantir Technologies Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

U.S. Federal Income Tax Summary

The following summary of the material U.S. federal income tax considerations of the acquisition, ownership, and disposition of the Notes is based upon the advice of Sidley Austin LLP, our tax counsel. The following discussion supplements, and to the extent inconsistent supersedes, the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus and is not exhaustive of all possible tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (“Treasury”) (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the IRS, and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder.

Although the Notes are issued by us, they will be treated as if they were issued by BAC for U.S. federal income tax purposes. Accordingly throughout this tax discussion, references to “we,” “our” or “us” are generally to BAC unless the context requires otherwise.

This summary is directed solely to U.S. Holders and Non-U.S. Holders (each, as defined in the accompanying prospectus) that, except as otherwise specifically noted, will purchase the Notes upon original issuance and will hold the Notes as capital assets within the meaning of Section 1221 of the Code, which generally means property held for investment, and that are not excluded from the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus. This discussion does not address the tax consequences applicable to holders subject to Section 451(b) of the Code. This summary assumes that the issue price of the Notes, as determined for U.S. federal income tax purposes, equals the principal amount thereof.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of the Notes, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

U.S. Holders

The tax treatment of your Notes is uncertain. The tax treatment of your Notes will depend upon whether the Notes are properly treated as variable rate debt instruments or contingent payment debt instruments. This in turn depends, in part, upon whether it is reasonably expected that the return on the Notes during the first half of the Notes’ term will be significantly greater or less than the return on the Notes during the second half of the Notes’ term. Based on our numerical analysis, we intend to take the position that it is not reasonably expected that the return on the Notes during the first half of the Notes’ term will be significantly greater or less than the return on the Notes during the second half of the Notes’ term. We accordingly intend to treat your Notes as variable rate debt instruments for U.S. federal income tax purposes.

Except as otherwise noted below under “Alternative Tax Treatments,” the discussion below assumes that the Notes will be treated as variable rate debt instruments for U.S. federal income tax purposes. Under this characterization, interest on a Note generally will be included in the income of a U.S. Holder as ordinary income at the time it is accrued or is received in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. Please see the discussion in the prospectus under the section entitled “U.S. Federal Income Tax Considerations—General—Consequences to U.S. Holders—Variable Rate Debt Securities” for a discussion of these rules.

Upon the sale, exchange, redemption, retirement, or other disposition of a Note, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, redemption, retirement, or other disposition (less an amount equal to any accrued interest not previously included in income if the Note is disposed of between interest payment dates, which will be included in income as interest income for U.S. federal income tax purposes) and the U.S. Holder’s adjusted tax basis in the Note. A U.S. Holder’s adjusted tax basis in a Note generally will be the cost of the Note to such U.S. Holder. Any gain or loss realized on the sale, exchange, redemption, retirement, or other disposition of a Note generally will be capital gain or loss and will be long-term capital gain or loss if the Note has been held for more than one year. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.

Alternative Tax Treatments. If it is determined that it is reasonably expected that the return on the Notes during the first half of the Notes’ term will be significantly greater or less than the return on the Notes during the second half of the Notes’ term, the Notes should be treated as a debt instrument subject to special rules governing contingent payment debt instruments for U.S. federal income tax purposes. If the Notes are so treated, a U.S. Holder would be required to accrue original issue discount every year at a “comparable yield” determined at the time of issuance. In addition, you would be required to construct a projected payment schedule for the Notes and you would make a “positive adjustment” to the extent of any excess of an actual payment over the corresponding projected payment under the Notes, and you would make a “negative adjustment” to the extent of the excess of any projected payment over the corresponding actual payment under the Notes. Any gain realized by a U.S. Holder at maturity or upon a sale, exchange, or redemption of the Notes generally would be treated as ordinary income, and any loss realized at maturity or upon a sale, exchange, or redemption of the Notes generally would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount, and as capital loss thereafter.

It is also possible that the IRS could determine that the Notes should be subject to special rules for Notes that provide for alternative payment schedules

VARIABLE INCOME AUTO-CALLABLE YIELD NOTES | PS-20

Variable Income Auto-Callable Yield Notes Linked to the Least Performing of the Class A Common Stock of Palantir Technologies Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

if one of such schedules is significantly more likely than not to occur. If your Notes are subject to those rules, you would generally be required to include the stated interest on your Notes in income as it accrues even if you are otherwise subject to the cash basis method of accounting for tax purposes.  The rules for Notes that provide alternative payment schedules if one of such schedules is significantly more likely than not to occur are discussed under “U.S. Federal Income Tax Considerations—General—Consequences to U.S. Holders—Debt Securities Subject to Contingencies” in the accompanying prospectus.

Non-U.S. Holders

Please see the discussion under “U.S. Federal Income Tax Considerations—General—Consequences to Non-U.S. Holders” in the accompanying prospectus for the material U.S. federal income tax consequences that will apply to Non-U.S. Holders of the Notes, except that the following disclosure supplements the discussion in the prospectus.

A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a Non-U.S. Holder. Under Treasury regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, IRS guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2027. Based on our determination that the Notes are not delta-one instruments, Non-U.S. Holders should not be subject to withholding on dividend equivalent payments, if any, under the Notes. However, it is possible that the Notes could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the Underlying Stocks or the Notes, and following such occurrence the Notes could be treated as subject to withholding on dividend equivalent payments. Non-U.S. Holders that enter, or have entered, into other transactions in respect of the Underlying Stocks or the Notes should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the Notes and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

Backup Withholding and Information Reporting

Please see the discussion under “U.S. Federal Income Tax Considerations — General — Backup Withholding and Information Reporting” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on the Notes.

VARIABLE INCOME AUTO-CALLABLE YIELD NOTES | PS-21

Variable Income Auto-Callable Yield Notes Linked to the Least Performing of the Class A Common Stock of Palantir Technologies Inc., the Common Stock of NVIDIA Corporation and the Common Stock of Tesla, Inc.

Where You Can Find More Information

The terms and risks of the Notes are contained in this pricing supplement and in the following related product supplement, prospectus supplement and prospectus, which can be accessed at the following links:

•Product Supplement STOCK-1 dated December 8, 2025: https://www.sec.gov/Archives/edgar/data/70858/000119312525311322/d52179d424b2.htm

•Series A MTN prospectus supplement dated December 8, 2025 and prospectus dated December 8, 2025: https://www.sec.gov/Archives/edgar/data/70858/000119312525310920/d51586d424b3.htm

This pricing supplement and the accompanying product supplement, prospectus supplement and prospectus have been filed as part of a registration statement with the SEC, which may, without cost, be accessed on the SEC website at www.sec.gov or obtained from BofAS by calling 1-800-294-1322. Before you invest, you should read this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for information about us, BAC and this offering. Any prior or contemporaneous oral statements and any other written materials you may have received are superseded by this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus. Certain terms used but not defined in this pricing supplement have the meanings set forth in the accompanying product supplement or prospectus supplement. Unless otherwise indicated or unless the context requires otherwise, all references in this document to “we,” “us,” “our,” or similar references are to BofA Finance, and not to BAC.

The Notes are our senior debt securities. Any payments on the Notes are fully and unconditionally guaranteed by BAC. The Notes and the related guarantee are not insured by the Federal Deposit Insurance Corporation or secured by collateral. The Notes will rank equally in right of payment with all of our other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law. The related guarantee will rank equally in right of payment with all of BAC’s other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law, and senior to its subordinated obligations. Any payments due on the Notes, including any repayment of the principal amount, will be subject to the credit risk of BofA Finance, as Issuer, and BAC, as Guarantor.

VARIABLE INCOME AUTO-CALLABLE YIELD NOTES | PS-22